Exhibit 99.3

November 29, 2012	Analyst Contact:	Andrew Ziola 918-588-7163
	Media Contact:	Megan Lewis 918-561-5325

ONEOK to Participate in BMO Capital Markets
Utilities and Pipelines Day

TULSA, Okla. - Nov. 29, 2012 - ONEOK, Inc. (NYSE: OKE) will participate in the 8th Annual BMO Capital Markets Utilities and Pipelines Day in New York City on Tuesday, Dec. 4, 2012.

Pierce H. Norton II, ONEOK executive vice president and chief operating officer, and Robert F. Martinovich, ONEOK executive vice president, chief financial officer and treasurer, will conduct a series of one-on-one meetings with investment-community representatives at the conference.

The materials utilized at the conference will be accessible on the ONEOK, Inc. website, www.oneok.com, on Tuesday, Dec. 4, 2012, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time).

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company. We are the general partner and own 43.4 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

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